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                                                                   EXHIBIT 10.50




           ADFLEX ( THAILAND ) LTD. ( ATL ) EQUITY PURCHASE AGREEMENT


This agreement is made between ADFlex Cayman, Ltd., ( ACL ), P. O. Box 1034, One Capital Place, Grand Cayman, British West Indies and Hana Microelectronics, PLC, 10/4 Moo 7, Vibhavadi-Rangsit Road, Kwang Talad Bangkhen, Khet Donmuang, Bangkok Thailand, at ADFlex Solutions, Inc., 2001 West Chandler Blvd., Chandler, AZ 85224, U.S.A. Pursuant to section 10, page 5 of the Joint Venture " Master Agreement", ACL has elected to purchase Hana's 20% equity in ADFlex (Thailand) Limited (ATL). The purchase price for Hana's 20% equity in ATL is $ 2,750,000 US. The details of the agreement, and the conditions of payment are as follows:

1. PAYMENT: ACL will pay Hana for its 20% share of ATL as follows:

         $  500,000 US on the closing date ( September 30, 1997 )

         $  500,000 US three months after the closing date ( December 30, 1997 )

         $1,000,000 US twelve months after the closing date ( September 30, 1998 ) pursuant to a promissory note bearing interest at the applicable federal rate ( IRS ) on the closing date.

         $ 750,000 US in twelve equal monthly installments, beginning ( January 15,1998 )

2. CLOSING: At the closing, Hana will endorse the stock certificates to ADFlex, as provided in section 10 of the Master Agreement. Such certificates will be pledged to, and held by Hana per the attached pledge agreement, to secure payment of the of the above promissory note.

3. RELEASES: At the closing, ADFlex and Hana will deliver to each other a full and complete release.

4. RESIGNATIONS: At the closing, Richard D. Han shall resign as a Director of ATL, and shall transfer his stock certificate to ADFlex free and clear of any and all pledges, liens, claims, and encumbrances, in exchange for $ 1.00 US.

5. DUTY STAMP: ADFlex agrees to pay the Thai government duty stamp fee for this transaction.




/s/ Rolando Esteverena                       /s/ Richard D. Han
-----------------------------                -----------------------------
    Rolando Esteverena                           Richard D. Han
    Chairman & CEO                               Exec. Vice Chairman & CEO
    ADFlex Solutions, Inc.                       Hana Microelectronics PLC


Date:    September 30, 1997                  Date:    September 30, 1997